Exhibit 13.(a).1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alon Holdings Blue Square - Israel Ltd. (the “Company”) on Form 20-F/A for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ David Wiessman
Name: David Wiessman
Title: Executive Chairman of the Board of Directors and Chief Operating Decision Maker

By:	/s/ Zeev Vurembrand
Name: Zeev Vurembrand
Title: Chief Executive Officer

By:	/s/ Dror Moran
Name: Dror Moran
Title: Chief Financial Officer

Date: July 6, 2011